SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   Form 8-K/A


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) August 8, 2002 (August 7, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         Oklahoma                        1-13726                73-1395733
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(State or other jurisdiction      (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)


      6100 North Western Avenue, Oklahoma City, Oklahoma           73118
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           (Address of principal executive offices)             (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS


         This Form 8-K/A amends the Form 8-K dated August 7, 2002 and filed on August 7, 2002 by Chesapeake Energy Corporation ("Chesapeake") that included information from a press release announcing pricing of $250 million of 9.0% senior notes due 2012. This Form 8-K/A is being filed to restate the description of the use of proceeds from the senior notes offering, as follows:

         Chesapeake announced that it has priced a private offering of $250 million senior notes due 2012, which will carry an interest rate coupon of 9.0%. The senior notes were priced at 98.389% of par value to yield 9.25%. The senior notes being sold by Chesapeake will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The senior notes will be eligible for trading under Rule 144A.

         Closing of the senior notes offering is expected to occur on August 12, 2002, and is subject to satisfaction of customary closing conditions. The net proceeds from this offering will be used for funding three pending acquisitions totaling $132 million and to repay bank debt incurred to fund recent acquisitions. Chesapeake has also recently repurchased $43 million of senior notes due in 2004. Remaining net proceeds will be used for general corporate purposes, including the possible funding of future acquisitions.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                              By: /s/ Aubrey K. McClendon
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                                                        Aubrey K. McClendon
                                                     Chairman of the Board and
                                                      Chief Executive Officer

Dated:  August 8, 2002